UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 2008

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02         Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review

On November 7, 2007, the Company announced that the annual consolidated financial statements for the Company’s fiscal years 2005 and 2006, each of the quarters during those fiscal years, and the quarterly condensed consolidated financial statements for fiscal 2007 appearing in the Company’s Form 10-Qs for the quarters ended March 31, 2007 and June 30, 2007, should no longer be relied upon.

On that date, the Company also announced that it had determined to voluntarily review the Company’s historical equity granting practices. During the course of management’s review, it determined that the Company had not used the appropriate measurement dates to determine the amount of compensation charges and related tax impact that should be recorded against the 2004 consolidated financial statements. Upon conclusion of the review and the presentation by management of its findings, on April 28, 2008, the Audit Committee determined that the annual consolidated financial statements for the Company’s fiscal year 2004 should no longer be relied upon.

The Company’s Audit Committee and members of the Company’s management have discussed the matters disclosed in this Item 4.02 with Deloitte & Touche LLP, the Company’s current independent registered public accounting firm, and Stonefield Josephson, Inc., the Company’s independent registered public accounting firm through May 11, 2007.

On April 30, 2008, the Company expects to file an Amended Annual Report on Form 10-K/A which will include restated financial statements for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2008	TRUE RELIGION APPAREL, INC.

By: Name: Title:	/s/ Peter F. Collins Peter F. Collins Chief Financial Officer